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                                                                       EXHIBIT 9



Mark A. Parsons

Chief Counsel


                                       Legal Department, S-215


                                       Hartford, CT 06152-2215


                                       Telephone: (860) 726-7673


                                       Facsimile:  (860) 572-8885



                                       April 13, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  CONNECTICUT GENERAL VARIABLE ANNUITY SEPARATE ACCOUNT
     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

     POST-EFFECTIVE AMENDMENT NUMBER 8: 33-48137


Dear Sirs:


As Chief Counsel of the Retirement and Investment Services Division of Connecticut CIGNA Corporation, I am familiar with the actions of the Board of Directors of Connecticut General Life Insurance Company (the "Company"), establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.



In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable annuity contracts (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.



I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 8 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.


                                       Very truly yours,


                                                /s/ MARK A. PARSONS


                                       -----------------------------------------

                                       Mark A. Parsons

                                       Chief Counsel